                                                                   EXHIBIT 10.07



                              DATED 12TH JULY 1999








                           (1)  LUNA TRADING LIMITED

                         (2)  BEVERLY HILLS LTD., INC.






                       ---------------------------------

                                OPTION AGREEMENT

                       ---------------------------------











                                  [LETTERHEAD]

              THIS AGREEMENT is made on the 12th day of July 1999

BETWEEN:

(1) LUNA TRADING LIMITED ("LUNA") whose address is Lord Coutanche House, 58-68 Esplanade, St. Helier, Jersey, Channel Islands; and

(2) BEVERLY HILLS LTD., INC. ("BHL") a company incorporated in the State of Utah and having its principal office at 2100 Roswell Road, Suite 280c-828. Marietta, GA 30062, USA

WHEREAS:

(A) Focused Media Limited ("the Company"), a company incorporated in Ireland under number 280308, is a private company limited by shares and has an authorized share capital of L1,000,000 of which 151,592 shares of L1 each have been issued.

(B) BHL is the registered holder and beneficial owner of eighty (80) per cent of the issued share capital of the Company.

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS

     Unless the context otherwise requires, in this Agreement and the Schedules the following expressions shall have the following meanings:

     "Completion": completion of the sale and purchase of the Option Securities in accordance with Clause 3;

     "the Option": the option granted by BHL to Luna under Clause 2;

     "the Option Period": the period of two (2) years commencing upon the date of this Agreement;

     "the Option Securities": such number of shares in the capital of the Company as shall on Completion represent (subject to clause 4.4) thirty
     (30) per cent of the issued shares in the capital of, and the voting power in, the Company.

2.   GRANT OF OPTION

     In consideration of the sum of L1 (one pound) now paid by Luna to BHL (receipt of which is hereby acknowledged) and the agreement on the part of Luna contained in Clause 4.3, BHL hereby grants to Luna the exclusive option to purchase the Option Securities on the terms of this Agreement.

3.    EXERCISE OF OPTION

3.1 The Option may be exercised during the Option Period in respect of all of the Option Securities by Luna giving written notice to BHL of such exercise.

3.2 Completion shall take place not later than thirty (30) days following receipt by BHL of the notice referred to in Clause 3.1.

3.3   At Completion:

      (a) Luna shall pay or procure the payment to BHL (or as BHL may direct) of the sum of One Pound (L1);

      (b) BHL shall deliver to Luna a transfer in respect of the Option Securities duly signed and completed in favour of Luna (or as Luna my direct) together with the certificates therefor;

      (c) BHL shall procure that the said transfer shall be registered by the Company and that an appropriate share certificate in respect of the Option Securities be sealed and issued by the Company to Luna (or as Luna shall direct), and

      (d) BHL shall procure that two persons nominated by Luna shall be appointed as directors of the Company.

4.    POST-COMPLETION

4.1 For so long as Luna or any permitted transferee(s) of Luna shall be the holder(s) of the Option Securities BHL shall procure that Luna or any permitted transferee(s) of Luna shall be entitled to appoint two persons to be directors of the Company.

4.2 In the event that Luna wishes to transfer any of the Option Securities to CNBC Sports International Limited ("CNBC Sports"), NBC Inc., any shareholder in CNBC Sports or any member of the Parallel Media Group of companies, BHL shall procure that Luna shall be freely entitled to do so.

4.3 Subject to clause 4.4, if Luna exercises the Option, Luna shall transfer to NBC Inc., and/or CNBC and/or (at Luna's discretion) CNBC Sports International Limited in exchange for commercial airtime of equivalent value such number of the Option Securities as represents no less than eight (8) per cent of the total issued share capital of the Company. The minimum value of such commercial airtime will be, subject to clause 4.4, U.S.$1,500,000.

4.4 If the Company fails to raise financing in excess of an aggregate amount of United States Dollars two million (US$2,000,000) by 31 March 2000, the Option Security shall instead represent fifteen (15) per cent of the issued shares in the capital of, and the voting power, in the Company and the references in clause 4.3 to "eight (8) per cent" and "US$1,500,000" shall instead be references to "four (4) per cent" and "US$750,000" respectively. BHL will procure that the Company will accept any reasonable proposal put to it by any person for the provision to the Company of financing of an aggregate amount exceeding US$2,000,000.

5.   WARRANTIES

     BHL warrants that,

     (a) it is and will on Completion be the sole owner of the Option Securities with full title guarantee and that the Option Securities will on Completion be free from all liens, mortgages, charges, pledges, options, encumbrances, equities and third party interests of whatever nature (including, without limitation, any rights of pre-emption); and

     (b) the Option Securities will on Completion represent thirty (30) per cent of the issued share capital of, and voting power in, the Company.

6.   BHL'S UNDERTAKINGS

6.1 While the Option remains exercisable BHL shall not without the prior written consent of Luna (such consent not to be unreasonably withheld or delayed):

     (a) sell, transfer or otherwise dispose of (including without prejudice to the generality of the foregoing accept any offer made to all holders of the class of securities to which the Option Securities belong) or mortgage, charge, pledge, grant any option over, or otherwise encumber or create or permit to be created any equity over, an of the Option Securities or do or purport to do anything that would upon exercise of the Option prevent the effective transfer of the Option Securities to Luna;

     (b) procure or permit the issue by the Company of any further shares or the creation of any option(s) to subscribe for shares in the Company;

     (c) procure or permit the issue by the Company of any debenture or loan stock or the creation of any mortgage, charge or encumbrance over a material part of the Company's assets; or

     (d) procure or permit the passing of any resolution by the Company in general meeting for the winding-up of the Company.

6.2 It is hereby acknowledged that in addition to and without prejudice to any other rights Luna may have under this Agreement Luna may in Luna's discretion and with a view to protecting its interests hereunder file a stop notice or notices in respect of the Option Securities.

7.       ASSIGNMENT

         The benefit of this Agreement shall be freely assignable by Luna in whole or in part

8.       GOVERNING LAW

8.1 This Agreement shall be governed by and construed in all respects in accordance with the English law and it is irrevocably agreed the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly and suit, action or proceeding arising out of or in connection with this Agreement (in this Clause referred to as "Proceedings") may be brought in such courts. Nothing in this Clause shall limit the right of Luna to take Proceedings against BHL in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. Nothing in this Agreement shall require any of the parties to this Agreement to breach any provision of the laws of the Republic of Ireland as they may relate to companies registered in the Republic of Ireland.

8.2 BHL appoints Michael Hanlon of Unit 27, Templemore Business Park, Northland Road, Derry, Northern Ireland, as its authorised agent in England and Wales for the purpose of accepting service of process for all purposes in connection with this Agreement.

         AS WITNESS the hands of the parties the day and year first above written


Duly executed by BELINDA LAUBI as               )
duly authorized attorney for and on behalf of   )    /s/ BELINDA LAUBI
LUNA TRADING LIMITED                            )


Duly executed by STEVEN VELTE                   )
for an on behalf of                             )
BEVERLY HILLS LTD., INC.                        )








5